                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Websense, Inc. 2000 Stock Incentive Plan and the Websense, Inc. Employee Stock Purchase Plan of our report dated
January 18, 2002, with respect to the consolidated financial statements and schedule of Websense, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                /s/ ERNST & YOUNG LLP

San Diego, CA
April 23, 2002